CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation
Daniel G. Chapman                                    Herbert M. Jacobi*
Sean P. Flanagan                                         Of Counsel

                                                       * Not licensed
                                                         in Nevada


                              May 1, 2001

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Carpet-on-the-Go, Inc., Registration Statement on Form SB-2, File No. 333-50188 Opinion regarding legality of shares

Dear Sir or Madam:

     We refer to the registration statement on Form SB-2 filed by Carpet-on-the-Go, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The registration statement and all amendments thereto relate to the registration under the Act of 12,500,000 shares (the "Shares") of the Company's common stock, $0.001 par value. For the purposes of this opinion, the registration statement and all amendments to the registration statement are collectively referred to as the "Registration Statement."

     In our representation we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of the Company.

     Based upon the foregoing, it is our opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid, and non-assessable.

     We are not opining as to any other statements made in the Registration Statement or any other matters. Furthermore, this opinion is limited solely to facts and the laws in existence as of the date hereof, and we provide no opinion as to the effect which any changes in the laws or facts may have upon the matters concerning which we are opining.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                   Sincerely,

                                   /s/ Chapman & Flanagan, Ltd.

     2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119  (702)
                  650-5660  Facsimile (702) 650-5667